UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 02, 2025

Benitec Biopharma Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39267	84-4620206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3940 Trust Way
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 780-0819

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BNTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2025, the Board of Directors (the “Board”) of Benitec Biopharma Inc. (the “Company”) appointed Dr. Sharon Mates to serve as a director of the Board, effective as of November 3, 2025. Dr. Mates was appointed as a Class I member of the Board with a term lasting until the Company’s 2026 annual meeting of stockholders. The Board has determined that Dr. Mates is independent in accordance with applicable rules of the Nasdaq Stock Market LLC and the Company’s Corporate Governance Guidelines.

In connection with Dr. Mates’s appointment to the Board, the Board approved the grant of a options to purchase shares of the Company’s common stock (“Common Stock”) to Dr. Mates (the “Options”) under the Company’s 2020 Equity and Incentive Compensation Plan (the “Equity Plan”). The grant date of the Options will be November 5, 2025 (the “Grant Date”). The number of shares of Common Stock subject to the Options will be determined by dividing $450,000 by the closing price of the Common Stock as quoted on the Nasdaq on the Grant Date. The Options will vest in full on the earlier of immediately prior to the 2026 annual meeting of stockholders and the first anniversary of the Grant Date. The Options will be subject to the terms and conditions of the Equity Plan and the Company’s standard form of stock option award agreement. Dr. Mates will also be entitled to the compensation provided to the Company’s non-employee directors as described in the Company’s Definitive Proxy Statement on Schedule 14A filed on October 14, 2025. Dr. Mates will also enter into the Company’s standard indemnification agreement for members of the Board, the form of which is attached as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed on September 22, 2025.

Other than the above Options grant, there have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and which Dr. Mates, or any member of her immediate family was or is to have a material interest, that would require disclosure under Item 404(a) of Regulation S-K.

The Company issued a press release announcing the appointment of Dr. Mates to the Board on November 3, 2025, a copy of which is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

On November 3, 2025, Company issued a press release announcing that the FDA granted Fast Track Designation to BB-301 for the treatment of Oculopharyngeal Muscular Dystrophy ("OPMD"), a chronic, life-threatening genetic disorder. In addition, the press release announced that the Company would host a live webcast of the Company’s latest interim clinical data presentation at 8:00 am (Eastern Time) on November 3, 2025. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein to this Item 7.01. A copy of the presentation to be made in the webcast is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference herein to this Item 7.01.

The information included in this Current Report on Form 8-K (including Exhibits 99.2 and 99.3 hereto) that is furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, the information included in this Current Report on Form 8-K (including Exhibits 99.2 and 99.3 hereto) that is furnished pursuant to this Item 7.01 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 8.01 Other Events.

On November 3, 2025, the Company announced that the FDA granted Fast Track Designation to BB-301 for the treatment of OPMD, a chronic, life-threatening genetic disorder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press Release of Benitec Biopharma Inc. (Board Appointment) dated November 3, 2025

99.2 Press Release of Benitec Biopharma Inc. (Fast Track Designation) dated November 3, 2025

99.3 Presentation of Benitec Biopharma Inc.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENITEC BIOPHARMA INC.

Date:	November 3, 2025	By:	/s/ Dr. Jerel A. Banks
Dr. Jerel A. Banks Chief Executive Officer